UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

Tempest Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35890	45-1472564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400
Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 798-8589

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TPST	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer and Principal Financial Officer

On May 29, 2026, Mr. Nicholas Maestas notified Tempest Therapeutics, Inc. (the “Company”) of his decision to resign from his position as Chief Financial Officer of the Company and from any and all other positions he holds with the Company, effective as of June 5, 2026.

Appointment of Principal Financial Officer

Effective June 5, 2026, the Board of Directors of the Company (the “Board”) appointed Mr. Justin Trojanowski as Vice President, Finance, Principal Financial Officer and Corporate Secretary of the Company, in addition to his current role as Corporate Controller, Treasurer and Principal Accounting Officer of the Company.

Mr. Trojanowski, 37, has served as the Company’s Corporate Controller, Treasurer and Principal Accounting Officer since September 2022. Previously, Mr. Trojanowski has served as Director, Finance and Assistant Controller from June 2022 through September 2022. Prior to joining the Company, Mr. Trojanowski served as Associate Director, Accounting at Nektar Therapeutics, a biopharmaceutical company, from June 2019 to June 2022. Prior to Nektar, Mr. Trojanowski served as Senior Manager, Accounting at Immune Design, a late-stage oncology company that was acquired by Merck in 2019, from June 2018 to May 2019. Prior to Immune Design, Mr. Trojanowski worked at Ernst & Young, Global Limited, a multinational audit and professional services company, from September 2012 to May 2018, most recently as an Assurance Manager. Mr. Trojanowski received his B.S. in Accountancy from Providence College and an M.B.A. in Accountancy from Providence College, and is a Certified Public Accountant.

Mr. Trojanowski has entered into the Company’s standard form of indemnification agreement, the form of which was previously filed by the Company. A copy of Mr. Trojanowski’s employment agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

There are no family relationships between Mr. Trojanowski and any of the Company’s directors or executive officers, and there are no arrangements or understandings between Mr. Trojanowski and any other person pursuant to which he was appointed as an officer of the Company. There are no transactions involving Mr. Trojanowski requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Directors

Effective June 4, 2026, the Board appointed Dr. John David Yee and Mr. William Drake Richey as Class II directors to fill vacancies on the Board. Dr. Yee and Mr. Richey will each serve until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Dr. Yee and Mr. Richey have each been appointed to serve on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Dr. Yee, MD, MPH, 63, currently serves as Senior Vice President, Medical Affairs at Apnimed, Inc. and has more than 25 years of leadership experience at biotechnology, pharmaceutical and health care technology companies and at a major academic medical center. Prior to joining Apnimed in September 2023, Dr. Yee served as Chief Medical Officer at Sobi North America from 2020 to 2023, and previously held senior medical leadership roles at Genzyme Corporation, AstraZeneca Pharmaceuticals, Intarcia Therapeutics, Inc., Vertex Pharmaceuticals, Inc. (Nasdaq: VRTX) and Flexion Therapeutics, Inc. Dr. Yee previously served as an independent director on the board of Comera Life Sciences from 2021 to 2023. Dr. Yee earned an M.D. from Harvard Medical School, an M.P.H. in Health Care Management from the Harvard T.H. Chan School of Public Health and an A.B. from Harvard College. The Company believes Dr. Yee’s extensive biopharmaceutical and medical affairs experience qualifies him to serve on the Board.

Mr. Richey, 43, serves as President of Bush & Company, a financial advisory firm that advises high-net-worth families and business owners on investment strategy, risk management, and multi-generational planning. Mr. Richey previously served as President of Life Check, an independent insurance policy review firm serving investment fiduciaries, professional trustees, and trusted advisors, as Vice President, Portfolio Manager at Wells Fargo, and as Director at Fitch Ratings. Mr. Richey is a founding member of the Boston Chapter of the Exit Planning Institute and has served on the boards of DEAF Inc., International Fellowship House, and Park Street Church. Mr. Richey earned a Bachelor of Science degree from Trinity College. The Company believes Mr. Richey’s financial and strategic experience qualifies him to serve on the Board.

The Company’s non-employee directors will be compensated in accordance with the Company’s Non-Employee Director Compensation Policy, as amended on June 4, 2026 (the “Amended Compensation Policy”). Pursuant to the Amended Compensation Policy, each of Dr. Yee and Mr. Richey will receive compensation in connection with his service as a non-employee director, including an initial option award to purchase 25,000 shares of the Company’s common stock under the Company’s 2023 Equity Incentive Plan (“Plan”), subject to the terms and conditions of the applicable award agreement and the Compensation Policy. Each of Dr. Yee and Mr. Richey has entered into the Company’s standard form of indemnification agreement, the form of which was previously filed by the Company. The Amended Compensation Policy is substantially consistent with the terms described under “Director Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, except that it provides for the following reduced annual cash retainers: a base retainer of $20,000 for service on the Board, an additional $17,500 for service as non-executive Chair of the Board, committee chair retainers of $10,000 for the Audit Committee, $7,500 for the Compensation Committee, $5,000 for the Nominating and Corporate Governance Committee and $6,000 for the Science and Technology Committee, and committee member retainers of $5,000 for the Audit Committee, $3,750 for the Compensation Committee, $2,500 for the Nominating and Corporate Governance Committee and $3,000 for the Science and Technology Committee.

The foregoing description of the Compensation Policy does not purport to be complete and is qualified by reference to the full text of the Amended Compensation Policy, a copy of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

There are no arrangements or understandings between either Dr. Yee or Mr. Richey and any other person pursuant to which either was appointed as a director of the Company, there are no family relationships between either Dr. Yee or Mr. Richey and any of the Company’s directors or executive officers, and there are no transactions involving either Dr. Yee or Mr. Richey requiring disclosure under Item 404(a) of Regulation S-K. Previously, on May 22, 2026, Nasdaq had notified the Company that, as a result of resignations from the Board, the Company was no longer in compliance with the Nasdaq Listing Rules due to more than one vacancy on its Board and board committees. As a result, Nasdaq advised the Company that it was not eligible for the cure periods set forth in Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4) and that the Company is required to submit a plan of compliance within the timeframe prescribed by Nasdaq.

Following receipt of the Nasdaq notification, the Board has taken steps to address the identified deficiencies. In connection with the appointments of Dr. Yee and Mr. Richey described above, the Board has begun to reconstitute its membership and committees as part of its efforts to regain compliance with the applicable Nasdaq Listing Rules, and believes it has only one remaining vacancy to fill before becoming eligible for the cure period provided in Nasdaq’s Listing Rules 5605(b)(1)(A) and 5605(c)(4). The Company further believes it has regained compliance with Nasdaq Listing Rule 5605(d)(2)(A) and intends to appoint an additional independent director to complete the reconstitution of the Audit Committee and restore full compliance with the applicable Nasdaq requirements.

Item 7.01.	Regulation FD Disclosure.

On June 4, 2026, the Company issued a press release entitled “Tempest Therapeutics Appoints Drake Richey and John Yee, MD, MPH to Board of Directors.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release, dated June 4, 2026, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPEST THERAPEUTICS, INC.

Date: June 4, 2026	By:	/s/ Matthew Angel
	Name:	Matthew Angel
	Title:	President and Chief Executive Officer